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                                                                   EXHIBIT 10(n)

                                 LOAN AGREEMENT


      BY THIS AGREEMENT made and entered into as of the 22nd day of March, 1996, MONTEREY MANAGEMENT, INC., an Arizona corporation, dba MONTEREY HOMES, whose address is 6263 North Scottsdale Road, Scottsdale, Arizona 85252 (hereinafter called "Borrower"), and BANK ONE, ARIZONA, NA, a national banking association, whose address is Post Office Box 29542, Phoenix, Arizona 85038, Attention:
Western Region Real Estate, Department A387 (hereinafter called "Lender"), for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows:

SECTION 1. RECITALS; DEFINITIONS

      1.1 Loan. Borrower has applied to Lender for a loan in the amount of FIVE MILLION THREE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($5,360,000.00) (the 'Loan") for the purpose of acquiring or completing acquisition of the real property described on Schedule "A" attached hereto and by this reference incorporated herein (the "Real Property"), and constructing thereon certain offsite improvements (the "Improvements") according to final plans and specifications approved by Lender (the "Plans and Specifications"). The Improvements are to consist of paving, curbs, sidewalks, landscaping, water, sewer and other utilities, entry features and other infrastructure improvements. The Real Property is to be developed into a 56 lot subdivision to be known as Lincoln Place, located on approximately 19.4 acres north of Lincoln Drive between 74th and 75th Streets in Scottsdale, Arizona.

      1.2 Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Paragraph 1.2 or in the paragraph hereof referred to below:

      "Advance" and "Advances": See Paragraph 2.3.

      "Agreement" means this Loan Agreement.

      "Appraisal": See Paragraph 5.3(c).

      "Borrower" means Monterey Management, Inc., an Arizona corporation, dba Monterey Homes.

      "Borrower's Funds Account": See Paragraph 7.18.

      "Closing Date" means the earlier of the date of the initial Advance or the recording of the Deed of Trust.

      "Cost and Equity Breakdown": See Paragraph 2.3.
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      "Deed of Trust": See Paragraph 4.1 (a).

      "Disbursement Request": See Paragraph 2.4(a).

      "Event of Default": See Paragraph 11.1.

      "Guarantors" means William W. Cleverly, Steven J. Hilton and Benee J. Hilton.

      "Improvements": See Paragraph 1.1.

      "Lander" means Bank One, Arizona, NA, a national banking association.

      "Loan": See Paragraph 1.1.

      "Lot Release Price": See Paragraph 4.3.

      "Maximum Loan Amount": See Paragraph 2.1.

      "Note": See Paragraph 2.2.

      "Plans and Specifications": See Paragraph 1.1.

      "Prime Rate" means the interest rate per annum designated by Bank One, Arizona, NA, a national banking association, or its successors, as its "Prime Rate," as publicly announced by that bank from time to time as a means of pricing credit extensions to some customers and is neither tied to any external interest rate or index nor necessarily the lowest rate of interest charged by that bank at any given time for any particular class of customer or credit extension.

      "Real Property": See Paragraph 1.1.

      "Retention Funds": See Paragraph 2.3(c).

      "Security Documents": See Paragraph 4.2.

      "Title Policy": See Paragraph 5.3(e).

SECTION 2. COMMITMENT; ADVANCES

      2.1 Commitment. Subject to the conditions herein set forth, Lender agrees to make the Loan available to or for the benefit of Borrower, and Borrower agrees to draw upon the Loan, in the manner and upon the terms and conditions herein expressed, an amount (the "Maximum Loan Amount") not to exceed the lesser of the following:


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            (a) $5,360,000.00.

            (b) An amount not to exceed eighty percent (80%) of the bulk wholesale value of the Real Property and Improvements as evidenced by the Appraisal, as it may be updated.

      2.2 Note. The Loan shall be evidenced by a Promissory Note (the "Note") of Borrower, executed and delivered simultaneously with the execution of this Agreement, in the amount of $5,360,000.00, payable to Lender upon the terms and conditions contained therein which may include, but need not be limited to, the following:

            (a) Interest Rate. Interest shall accrue at the rate of one-half percent (0.5%) per annum in excess of the Prime Rate. The interest rate shall change from time to time on the effective date of, and in conformity with, changes in the Prime Rate.

            (b) Interest Payments. All accrued interest shall be due and payable on the first day of each and every month commencing with the first month after the date of the Note.

            (c) Maturity. The entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable under the Note shall be due and payable in full on March 22, 1998.

            (d) Extension Option. At the option of Borrower, the maturity date of the Note may be extended an additional six (6) months to September 22, 1998, subject to the following terms and conditions:

                  (i) Borrower (A) at least thirty (30) days prior to the
            commencement of the extension period shall have given Lender written notice that Borrower desires such extension, and (B) shall have paid to Lender in cash or immediately available funds on or before the commencement of the extension period an extension fee in an amount equal to one-half percent (0.5%) of the sum of the then outstanding principal amount of the Loan plus all amounts that are committed but not yet advanced under the Loan;

                  (ii) Lender, in its reasonable discretion, shall have
            determined that there has been no material adverse change in the financial condition of Borrower;

                  (iii) No Event of Default and no event, that with the giving of notice or the passage of time, or both, would be an


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            Event of Default, shall have occurred and be continuing on the date of Borrower's notice of extension to Lender or on the commencement of the extension period;

                  (iv) Borrower shall be in compliance with the Lot Release
            Price payment requirements of Paragraph 4.4 hereof; and

                  (v) If required by Lender, an update of the Appraisal; the amount of the Loan shall not exceed eighty percent (80%) of the bulk wholesale value of the Real Property and Improvements as shown by such update. If for any reason the loan-to-value percentage exceeds said percentage, then Borrower shall upon Lender's demand, immediately reduce the unpaid principal balance of the Loan to reduce the loan-to-value percentage to, at or below said percentage.

      2.3 Advances. Disbursements under the Loan are referred to herein individually as an "Advance" and collectively as "Advances." Lender shall make Advances, subject to all of the terms and conditions provided herein, in the following manner, only in the amounts and for the cost item set forth in the Cost and Equity Breakdown attached hereto as Schedule "B" and by this reference incorporated herein (the "Cost and Equity Breakdown"):

            (a) Initially, Lender shall make an Advance in an amount not to exceed the amounts set forth on the Cost and Equity Breakdown for the costs items identified thereon as Land Acquisition Cost, Title/Close Fee, Legal Fee, Appraisal/Review Fee and Loan Fee.

            (b) The portion of the Loan allocated on the Cost and Equity Breakdown for interest reserve shall be held by Lender as an interest reserve, and Lender shall make Advances thereof to pay interest when due under the Loan. If funds are not available from the interest reserve to pay interest due under the Loan, Borrower shall pay such interest from its own funds.

            (c) Lender shall make Advances of the remaining portion of the Loan, allocated on the Cost and Equity Breakdown for direct and indirect costs and expenses for construction of the Improvements, in accordance with one or more of the options described below; upon the occurrence of any event described in Option Two below, Lender may cease Advances under Option One and thereafter make Advances under Option Two:


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      Option One

            Upon receipt by Lender of a Disbursement Request described below, together with all of the items described in Paragraph 2.4 hereof that are required by Lender in connection with that Advance, Lender shall make Advances no more frequently than monthly, as construction progresses, in amounts equal to: (i) expenditures for labor performed and material supplied under the construction contract for construction of the Improvements in accordance with the Plans and Specifications during the period immediately preceding that Advance plus (ii) indirect construction costs actually paid or incurred by Borrower that have not been covered by previous Advances. Indirect construction costs shall mean those costs related to the construction of the Improvements or development of the Real Property, other than the cost of labor and materials, and include, but are not limited to, title insurance premiums, permit fees, architect and engineering fees, legal fees, loan fees, taxes and interest during construction, but do not include any profit to Borrower or any affiliate of Borrower. Notwithstanding the foregoing, at Lender's option, Lender may hold back ten percent (10%) of the costs of construction (hereinafter called the "Retention Funds") related to the major scopes of work generally described as "Grading," "Sewer," "Water," "Concrete," and "Paving." Subject to the provisions for Advances contained herein, and so long as there is no Event of Default hereunder, Lender may disburse a portion of the Retention Funds for the scopes of work described above. Subject to the provisions of this Agreement, and so long as there is no Event of Default hereunder, any remaining Retention Funds shall be disbursed upon a date to be determined at Lender's discretion but not later than forty-five (45) days after receipt by Lender of the items specified above and receipt and approval by Lender of the items described in Paragraph 2.5 hereof.

      Option Two

            Upon the occurrence of any Event of Default, or at any time that Lender determines from its own inspection that the Improvements are not being constructed according to the Plans and Specifications or in conformity with cost estimates approved by Lender or that requisite and acceptable standards of workmanship are not being met, Lender shall have the right, but not the obligation, to take over and complete construction of the Improvements by or through any agent, contractor or subcontractor of its selection and may make Advances and disburse any funds deposited with Lender by Borrower in payment of the costs, expenses, fees, attorneys' fees and other charges, together with reasonable allowances for supervision, incurred in connection with such taking over and completion. In the event proceeds of the Loan and amounts deposited by Borrower are insufficient to pay all of the same, the unpaid amount thereof shall be an indebtedness of Borrower to Lender, payable immediately without


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      demand or notice, shall bear interest at the highest rate payable under the Note, and shall be secured by all of the Security Documents.

            (d) Until a final plat is recorded satisfactory to Lender, legally subdividing the Real Property into not less than 56 lots, Borrower shall only be entitled to Advances under Paragraphs 2.3(a) and (b) above.

      2.4 Disbursement Request. When Borrower believes it is entitled to an Advance, Borrower shall furnish Lender with the following, all in form and content satisfactory to Lender:

            (a) A Disbursement Request, together with AIA Forms G702 and G703 (and such other forms as may from time to time be approved or required by Lender), setting forth such details concerning the construction of the Improvements as Lender may require, including the amounts expended to the date of the Disbursement Request for the Improvements, the amounts then due and unpaid for construction of the Improvements and an itemized estimate of the amount necessary to complete the Improvements. Any materials covered by a Disbursement Request must be suitably stored at the construction site, inventoried, and safeguarded and insured against loss, damage, and theft.

            (b) The certification by Borrower, the supervising architect, if any, the contractor, and at Lender's option an independent architect or engineer of Lender's selection, that: (i) all work performed is in substantial accordance with the Plans and Specifications; (ii) all governmental licenses and permits required for the Improvements as then completed have been obtained and will be exhibited to Lender upon request;
      (iii) the Improvements as then completed do not violate, and, if further completed in accordance with the Plans and Specifications, will not violate, any law, ordinance, rule or regulation; and (iv) the remaining undisbursed proceeds of the Loan plus the then existing balance of any Borrower's Funds Account held by Lender are sufficient to pay for the completion of the Improvements.

            (c) The certification by Borrower that no Event of Default exists, and no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute an Event of Default.

            (d) Paid invoices and lien waivers relating to the construction of the Improvements for all work through the date of the previous Disbursement Request and invoices for all work covered by the current Disbursement Request.

            (e) Evidence that any inspection required by any master developer, state, city or other governmental authority has been completed with results satisfactory to that authority.


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            (f) Such other information and documents as Lender may reasonably require.

      2.5 Completion of Improvements. Upon completion of the Improvements, Borrower shall furnish Lender with the following, all in form and content satisfactory to Lender, as a condition precedent to disbursement of any remaining Retention Funds:

            (a) Such additional endorsements to the Title Policy or such additional policies of title insurance with endorsements thereto as Lender may require, with a liability limit not less than the Title Policy amount, issued by the title company issuing the Title Policy with coverage and in form satisfactory to Lender, insuring Lender's interest under the Deed of Trust as a valid lien on the Real Property, excepting only such items as shall have been approved in writing by Lender and providing affirmative insurance therein against mechanics' liens, materialmen's liens or claims or liens in the nature thereof on account of any construction of the Improvements;

            (b) If requested by Lender, the execution of AIA Form G704 or other document satisfactory to Lender by Borrower's engineer, contractor (if any) and Borrower;

            (c) If requested by Lender, a notice of completion on Lender's approved form executed by Borrower and duly recorded in the county recorder's office where the Real Property is located;

            (d) If requested by Lender, an "as-built" ALTA survey of the Real Property or other satisfactory evidence, showing the location of the completed Improvements, the location of all points of access to the Real Property and the Improvements and the location of all easements affecting the Real Property and certifying that there are no encroachments of the Improvements onto any easements affecting the Real Property or onto any adjoining property and that all applicable setback requirements and other restrictions have been complied with;

            (e) "As-built" plans and specifications of the Improvements, showing the final specifications of all Improvements;

            (f) If requested by Lender, the execution of AIA Form G706 (Contractor's Affidavit of Payment of Debts), AIA Form G706A (Contractor's Affidavit of Release of Liens), and AIA Form G707 (Consent of Surety of Final Payment);


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            (g) Unconditional lien waivers on Lender's approved form from any party that has recorded a preliminary notice of lien against the Real Property and Improvements; and

            (h) Final offsite acceptance letter from the applicable governmental authority as may be necessary to evidence completion of the Improvements.

      2.6 Inspections. Borrower shall pay for all inspections, whether made by an independent architect, engineer, or other inspector, or by Lender made pursuant to this Agreement, which amounts shall be deducted by Lender from the Loan to the extent funds allocated for such purpose remain available. Borrower shall pay to Lender $100.00 per inspection to defray the cost of such inspection, whether such inspection is performed by an independent contractor or by Lender. To the extent not otherwise provided for in the Cost and Equity Breakdown, Borrower shall pay such costs from funds other than the proceeds of the Loan.

      2.7 Method of Advance. Any Advance made by Lender under any option for disbursement, or so much thereof as Lender may consider proper, may be disbursed to Borrower or its order or, at Lender's election, directly to the persons furnishing labor and/or materials, or to both. Lender shall have no obligation to see that the disbursements made by it to Borrower or any designee of Borrower are actually used by that party to pay for labor and materials furnished for construction of the Improvements. Borrower acknowledges that this is its responsibility, and Borrower assumes all risks in connection with any disbursement to any such designee.

      2.8 Protection of Lender. Lender may withhold from any Advance or, on account of subsequently discovered evidence, withhold from a later Advance, or require Borrower to repay to Lender any earlier Advance, as Lender in its sole discretion considers necessary to protect Lender from loss on account of (i) defective work on the Improvements that has not been remedied, (ii) any obligation required by this Agreement to have been performed that has not been performed, (iii) liens filed against the Real Property and Improvements or reasonable evidence that such liens will be filed (other than in connection with work the cost of which is being properly contested in accordance with the provisions hereof), (iv) failure of Borrower to make payments to contractors or subcontractors for material or labor (other than in connection with work the cost of which is being properly contested in accordance with the provisions hereof), or (v) a reasonable doubt by Lender that construction of the Improvements can be completed with the undisbursed proceeds of the Loan, plus any amounts deposited by Borrower with Lender. Subject to the other provisions of this Agreement, any amount so withheld shall be disbursed after the basis for such withholding has been cured or removed.

      2.9 Withholding Advances. Under any option for Advances, Lender, in its discretion, may withhold any payment or portion thereof until Lender has received releases of lien, waivers of lien or paid bills in form satisfactory to it for work through the date of the previous


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Disbursement Request. Lender shall have no obligation to require and/or obtain lien waivers or receipts, and, although Lender requires presentation to it of lien waivers and/or receipts, Lender shall have no responsibility for the validity thereof nor for the correctness of the amounts indicated thereon. No Advance by Lender shall constitute approval of any certification or relieve any person making such certification of responsibility therefor.

      2.10 Advances for Insurance, Taxes, Assessments and Liens. Lender, from time to time, may, but shall not be obligated to, make Advances in payment of insurance premiums, taxes, assessments, liens or encumbrances existing against the Real Property and Improvements, interest accrued and payable upon the Loan, and any charges and expenses that are the obligation of Borrower under this Agreement or any Security Document and any charges or matters necessary to preserve the Real Property and the Improvements or to cure any Event of Default.

      2.11 Satisfaction of Conditions. Although Lender shall have no obligation to make any Advance unless and until all of the conditions and prior performances set forth herein have been kept, fulfilled or performed, and until all inspections, certifications, releases, waivers, or paid bills or other requirements set forth in Section 2 have been made, delivered and complied with, Lender, at its sole discretion, may make Advances prior to that time without waiving or releasing any of the requirements or conditions of this Agreement; but Borrower shall continue to be strictly obligated and subject thereto, and all such conditions, prior performances and other requirements shall nevertheless be strictly and punctually complied with, fulfilled and performed; and, notwithstanding any such disbursement, Lender, at its sole discretion, may discontinue any further Advances at any time until all of the conditions, prior performances and other requirements of this Agreement have been strictly fulfilled, performed and complied with.

      2.12 Disputes. In the event of any dispute that, in the good faith opinion of Lender; may endanger the timely completion of the Improvements or the fulfillment of any condition precedent or covenant herein, Lender may agree to make Advances for the account of Borrower without prejudice to Borrower's rights, if any, to recover such funds from the party to whom paid. Such agreement or agreements may take any form that Lender in its reasonable discretion deems proper, including, without limitation, agreements to indemnify a title insurer against possible assertion of lien claims and agreements to pay disputed amounts to contractors in the event Borrower is unable or unwilling to pay the same. All sums paid or agreed to be paid pursuant to such agreement shall be for the account of Borrower and shall be charged as an Advance.

      2.13 Right to Advances. Borrower shall have no right to any Advance other than to have the same disbursed by Lender in accordance with one or more of the disbursement provisions contained in this Agreement. Any assignment or transfer, voluntary or involuntary, of this Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make Advances under one or more of the disbursement provisions herein, notwithstanding any such assignment or transfer.


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      2.14 Excess Advances. Borrower shall immediately repay any Advance received by Borrower in excess of the amount Borrower is entitled to under the provisions of this Agreement.

      2.15 Disbursement Request Date. Borrower shall provide Lender with Disbursement Requests each month on or before a date agreed upon by Borrower and Lender, and Lender shall be obligated to make Advances no more frequently than once per month.

SECTION 3. LOAN FEES

      3.1 Loan Fee. Lender has earned and Borrower has paid or shall pay to Lender prior to or at the time of recording of the Deed of Trust, a non-refundable Loan fee in the amount of $26,800.00. In the event Borrower shall exercise the six-month extension option in accordance with the terms of the Note, Borrower shall pay to Lender the non-refundable extension fee set forth in Paragraph 2.2(d)(i) above, in an amount equal to one-half percent (0.5%) of the then outstanding principal balance of the Loan plus all amounts that are committed but not yet advanced under the Loan.

SECTION 4. SECURITY; RELEASES; REQUIRED LOT RELEASE PRICE PAYMENTS

      4.1 Security. Borrower shall cause the Loan and Borrower's obligations under this Agreement to be secured by the following:

            (a) A Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (severally and collectively, the "Deed of Trust") constituting:

                  (i) A first and prior lien on the Real Property and
            Improvements, subject only to such matters as specifically approved by Lender therein;

                  (ii) A valid and effectual assignment of rents and leases
            covering the Real Property and Improvements;

                  (iii) A valid and effectual security agreement granting Lender a first and prior security interest in all of the property described below in, to, or under which Borrower now has or hereafter acquires any right, title or interest, whether present, future, or contingent (but excluding all personal property used in connection with, or arising from, any business of Borrower other than the ownership, development, maintenance, leasing, management, operation, sale or other disposition of the Real Property): all equipment, inventory, accounts, general intangibles, instruments, documents, and chattel paper, as those terms are


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            defined in the Uniform Commercial Code, and all other personal property of any kind (including without limitation money and rights to the payment of money), whether now existing or hereafter created, that are now or at any time hereafter (A) in the possession or control of Lender in any capacity; (B) erected upon, attached to, or appurtenant to, the Real Property; (C) located or used solely on the Real Property or identified for use solely on the Real Property (whether stored on the Real Property or elsewhere); or (D) used in connection with, arising from, related to, or associated with the Real Property or any of the personal property described herein, the construction of any improvements on the Real Property, the ownership, development, maintenance, leasing, management, or operation of the Real Property, the use or enjoyment of the Real Property, or the operation of any business conducted on the Real Property; together with all products and proceeds of all of the foregoing, in any form;

            (b) Valid and effectual assignments of Borrower's interest in the Plans and Specifications, all construction, architects' and engineers' contracts, all operating, management and supervision agreements relating to the ownership, development, construction and maintenance of the Real Property and Improvements;

together with any UCC financing statements for filing and/or recording and any other items required by Lender to fully perfect the liens and security interests of Lender.

      4.2 Security Documents. All of the documents required by Lender to grant and perfect the liens and security interests required herein shall be in form satisfactory to Lender and may be referred to herein as the "Security Documents."

      4.3 Releases. The Deed of Trust provides for the partial release of subdivided lots constituting the Real Property upon the terms and conditions contained herein and in the Deed of Trust, including the payment of a lot release price in the amount of $121,500.00 for each lot (each such release price hereinafter called, the "Lot Release Price"). Each Lot Release Price received in connection with the Loan shall be applied as a prepayment of the outstanding principal balance under the Note in the manner provided therein for prepayments of principal. Regular payments of interest due under the Note shall not apply toward any release price.

      4.4 Required Lot Release Price Payments. Commencing with the 3-month period beginning on November 1, 1996, and ending on January 31, 1997, and continuing each and every 3-month period thereafter, Borrower shall satisfy the conditions set forth in Paragraph 4.3 hereof and shall pay to Lender the Lot Release Price on not less than six (6) of the subdivided lots constituting the Real Property during each and every such 3-month period. Lot Release


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Price payments received in excess of the requirements of this Paragraph during any 3-month period shall be credited to the satisfaction of the requirements hereof in future 3-month periods.

      4.5 Release of Common Areas. Notwithstanding any other provision contained in this Agreement or the Security Documents, after the recordation of a final plat subdividing the Real Property into fifty-six (56) lots and certain common area tracts and concurrently with Borrower's conveyance of the common area tracts to the Lincoln Place Community Association to be formed by Borrower, Lender shall execute any and all documents necessary to release the lien of the Security Documents from all common area tracts so that after such event the lien of the Security Documents shall affect only the lots shown in the final plat.

SECTION 5. CONDITIONS PRECEDENT FOR CLOSING

      The obligation of Lender to make the Loan and each and every Advance is subject to the following express conditions precedent, all of which, unless otherwise provided below, shall have been satisfied prior to the recording of the Deed of Trust:

      5.1 Loan Documents. Borrower shall have executed (or obtained the execution or issuing of) and delivered to Lender the following documents, all in form satisfactory to Lender:

            (a) The Note;

            (b) The Security Documents:

                  (i) Deed of Trust;

                  (ii) Assignment of Plans and Specifications and Rights under
            Engineering Contract;

                  (iii) UCC-l Financing Statement(s).

            (c) Unconditional Guarantees of Payment executed by Guarantors;

            (d) Guarantees of Completion and Performance executed by Guarantors;

            (e) Environmental Indemnity Agreement executed by Borrower and Guarantors; and

            (f) Arbitration Resolution executed by Borrower and Guarantors.

      5.2 Fees. Lender shall have received the Loan fee required in Paragraph
3.1 hereof.


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      5.3 Other Conditions. Borrower, at its expense, shall have obtained and delivered to Lender (except that the appraisal required below shall be ordered by Lender at Borrower's expense) the following items, all of which shall be in form and content satisfactory to Lender and shall be subject to approval in writing by Lender:

            (a) The Plans and Specifications approved by any required governmental entity.

            (b) A cost breakdown itemizing the gross costs, including direct and indirect costs, for the Improvements, certified to be correct to the best knowledge and belief of Borrower.

            (c) A current appraisal (the "Appraisal") of the Real Property and Improvements by an appraiser acceptable to Lender, reviewed and found to be satisfactory by Lender and showing a bulk wholesale value for the Real Property and completed Improvements such that the amount of the Loan shall not exceed an amount equal to eighty percent (80%) of said bulk wholesale value. Lender may require reappraisals at Borrower's expense.

            (d) A copy of the proposed plat for the Real Property and a current survey of the Real Property by a licensed surveyor acceptable to Lender describing the boundaries of the Real Property and showing all means of ingress and egress, rights-of-way, easements (each of which shall be identified by docket and page or recording number where recorded) and all other customary and relevant information pursuant to ALTA standards and any title company requirements. If required by Lender, following completion of the Improvements, Borrower shall furnish to Lender an ALTA "as built" survey showing the location of the Improvements upon the Real Property and showing all easements and other matters affecting the site. All surveys shall be certified to Lender and the title company issuing the Title Policy.

            (e) An ALTA extended coverage mortgagee's title insurance policy [ALTA Loan Policy - 1970 (Rev. 10-17-70)] or similar policy acceptable to Lender (the "Title Policy"), with such endorsements as Lender may require, issued by a title insurance company satisfactory to Lender in the amount of the Loan insuring the lien of the Deed of Trust to be a first and prior lien upon the Real Property as security for all Advances pursuant to the terms of this Agreement, subject only to such exceptions as Lender may expressly approve in writing, and insuring against any lien claims that could arise out of the construction of the Improvements on the Real Property. During the course of construction of the Improvements, Borrower shall provide Lender with such title insurance endorsements as Lender may require, including any endorsements Lender may require to insure that the Improvements shall have been constructed within the boundaries of the Real Property and in accordance with all applicable laws, covenants and restrictions. Upon completion of the Improvements, Borrower shall deliver to Lender such further endorsements to the title insurance policy as Lender may require.

            (f) A soils report, including drainage, boring and compacting data, together with such hydrology and other engineering reports that Lender may require, all of which shall be acceptable to Lender, shall be by engineers acceptable to Lender and shall indicate that the condition of the Real Property is suitable for construction of the Improvements without extraordinary land preparation. Any recommendations in the approved soils, hydrology and other engineering reports must be complied with and incorporated into the Plans and Specifications.

            (g) An environmental questionnaire and disclosure statement completed and signed by Borrower covering the current and former condition and uses of the Real Property and adjacent property, and, if required by Lender, followed by a current preliminary environmental assessment (Phase I assessment) of the Real Property and adjacent property, plus any sampling and analysis (Phase II assessment) or special limited assessment that Lender may require after review of the Phase I assessment, together with any other environmental investigations and reports that Lender may require, all of which shall be by an environmental consulting firm acceptable to Lender and none of which shall reveal any existing or potential environmental condition adversely affecting the use or value of the Real Property.

            (h) Evidence that the Real Property is properly zoned for the Improvements and their intended use and that such zoning is final and not subject to challenge.

            (i) Policies of insurance providing the following:

                  (i) Liability. Commercial general liability insurance
            protecting Borrower and Lender against loss or losses from liability imposed by law or assumed in any agreement, document, or instrument and arising from bodily injury, death, or property damage with a limit of liability of not less than $1,000,000.00 per occurrence and $2,000,000.00 general aggregate. Also, "umbrella" excess liability insurance in an amount not less than $5,000,000.00. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. In addition, there shall be obtained and maintained business motor vehicle liability insurance protecting Borrower and Lender against loss or losses from liability relating to motor vehicles owned, non-owned, or hired used by Borrower, any contractor, any subcontractor, or any other person in any manner related to the Real Property with a limit of liability of not less than $2,000,000.00 (combined single limit for personal injury (including bodily injury and death) and property damage).

                  (ii) Property. Fire and extended coverage insurance on the
            Improvements in an amount not less than the full insurable value on a replacement cost basis of the insured Improvements and personal property related thereto. During the construction period, such policy shall be written in the so-called "Builder's Risk Completed Value Non-Reporting Form" with no coinsurance requirement and shall contain a provision granting the insured permission to complete.

                  (iii) Flood. A policy or policies of flood insurance in the maximum amount of flood insurance available with respect to the Real Property under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived upon presentation of evidence satisfactory to the Lender that no portion of the Real Property is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

                  (iv) Workman's Compensation. Workman's compensation insurance, disability benefits insurance, and such other forms of insurance as required by law covering loss resulting from injury, sickness, disability, or death of employees of Borrower, any contractor, and any subcontractor located on or assigned to the Real Property. Borrower shall cause each contractor and each subcontractor having employees located on or assigned to the Real Property to obtain and maintain this same coverage for all eligible employees.

                  (v) Engineer. If required by Lender, each engineer, each soils engineer, and each environmental contractor employed by Borrower in connection with the Real Property shall maintain engineer's professional liability insurance with a limit of liability of not less than the amount approved by Lender.

                  (vi) Architect. If required by Lender, each architect employed by Borrower in connection with the Project shall maintain architect's professional liability insurance with a limit of liability of not less than the amount approved by Lender.

                  (vii) Other. Such other insurance as Lender may require, which may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers, insurance covering vandalism and malicious mischief, sprinkler leakage, rent abatement and/or business loss.

      All insurance policies (i) shall be issued by an insurance company acceptable to Lender, (ii) name Lender as an additional insured on all liability insurance and first mortgagee on all casualty insurance, (iii) provide that Lender is to receive thirty (30) days written notice prior to cancellation, and (iv) be in an original form to be held by Lender.

            (j) Evidence whether the Real Property, or any part thereof, lies within a "special flood hazard area" as designated on maps prepared by the Department of Housing and Urban Development.

            (k) Evidence that all utilities and services to the Real Property and Improvements, including without limitation water, sewer, gas, electric and telephone, are available, or will be available as required, and will be provided in amounts that are sufficient to service future onsite improvements for their intended use.

            (1) Upon issuance, copies of all grading permits and all building permits issued by the municipality having jurisdiction over the Real Property and Improvements and permitting construction of the Improvements in accordance with the Plans and Specifications.

            (m) Copies of all lease agreements, if any, affecting the Real Property and Improvements.

            (n) Copies of all other agreements between Borrower and any architects, engineers, managers or supervisors related to the construction and maintenance of the Real Property and Improvements, together with written agreements by such persons or entities that they will perform for Lender the services contracted to Borrower, notwithstanding the occurrence of any Event of Default and any trustee's sale or foreclosure of the Deed of Trust (provided that such persons or entities continue to receive payments under their respective contracts), and the consent of such persons or entities to the collateral assignment by Borrower to Lender of their respective contracts.

            (o) If required by Lender, a list of the contractor, all subcontractors, suppliers and materialmen employed or retained to be employed in connection with the construction of the Improvements, together with, if required by Lender, copies of each such contract. Such list shall show the name, address and telephone number of each such person, a general statement of the nature of the work to be done, the labor and material to be supplied, the names of materialmen if known, and the approximate dollar value of such labor or work with respect to each.

            (p) Copies of any Declaration of Covenants, Conditions and Restrictions and related documents pertaining to the Real Property and the Improvements.

            (q) Evidence that all taxes and assessments levied against or affecting the Real Property have been paid current, together with, if required by Lender, a Type B tax service contract for the Real Property.

            (r) If Borrower, any partner or member in Borrower or any guarantor of the Loan is other than a natural person: (i) a copy of the organizational documents for that entity; (ii) evidence of the proper formation and good standing of that entity in the state of its organization, (iii) evidence of qualification or registration of that entity in the State of Arizona, if Arizona is not the state of its organization, and (iv) proper resolutions, authorizations, certificates, and such other documents as Lender may require, relating to the existence and good standing of that entity and the authority of any person executing documents on behalf of that entity. No change shall be made to any organizational documents previously submitted to Lender without Lender's prior written approval.

            (s) A Job Progress Schedule showing the planned timing, progress of construction and completion date for the Improvements.

            (t) Such other information and documents as Lender may reasonably require.

      5.4 Legal Opinion. If required by Lender, Borrower, at its expense, shall have provided Lender with a written opinion by counsel in form and substance reasonably acceptable to Lender.

      5.5 Representations True. All representations and warranties by Borrower shall remain true and correct and all agreements that Borrower is to have performed or complied with by the date hereof shall have been performed or complied with.

      5.6 No Event of Default. No Event of Default exists, and no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute an Event of Default.

SECTION 6. REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Lander as follows:

      6.1 Recitals and Statements. The recitals and statements of intent appearing in this Agreement are true and correct.

      6.2 Organization and Good Standing. If Borrower is a corporation, limited liability company, partnership or trust, Borrower (and, if applicable, each partner or member of Borrower) is duly organized, validly existing and in good standing under the laws of the state of its organization and is, to the extent required by law, qualified to do business and is in good standing in the State of Arizona and in each state in which it is doing business.

      6.3 Power. Borrower has full power and authority to own its properties and assets and to carry on its business as now being conducted. The execution, delivery and performance of this Agreement, the Note and each of the Security Documents have been duly authorized by all requisite action on the part of Borrower.

      6.4 Authority. Borrower is fully authorized and permitted to enter into this Agreement, to execute any and all documentation required herein, to borrow the amounts contemplated herein upon the terms set forth herein and to perform the terms of this Agreement, none of which conflicts with any provision of any law, rule or regulation applicable to Borrower. This Agreement, the Note and each Security Document are valid and binding legal obligations of Borrower, and each is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the rights of creditors generally and general principles of equity.

      6.5 Enforceable Liens. The liens, security interests and assignments created by the Security Documents will, when granted and recorded or filed, be valid, effective, properly perfected and enforceable liens, security interests and assignments.

      6.6 Enforceable Guarantees. Each Guarantee of Payment and each Guarantee of Performance and Completion referred to in Paragraph 5.1 hereof constitutes a legal, valid and binding obligation of each guarantor named therein according to the terms thereof.

      6.7 No Breach. The execution, delivery and performance by Borrower of this Agreement, the Note, the Security Documents and all other documents and instruments relating to the Loan will not result in any breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument under which Borrower is a party or is obligated. Borrower is not in default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

      6.8 No Actions. No actions, suits or proceedings are pending or threatened against Borrower that might materially and adversely affect the repayment of the Loan, the performance by Borrower under this Agreement or the financial condition, business or operations of Borrower.

      6.9 Licenses. Borrower has obtained or shall obtain prior to commencement of construction of the Improvements, and there shall thereafter remain in full force and effect all licenses, permits, consents, approvals and authorizations necessary or appropriate for the construction of the Improvements.

      6.10 Financial Statements True. All financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Lender by or on behalf of Borrower are and shall be true, complete and correct as of the date thereof. There has been no material adverse change in the financial condition or the results of the operation of Borrower since the latest financial statements of Borrower given to Lender.

      6.11 Filing of Taxes. Borrower has filed all federal, state and local tax returns and has paid all of its current obligations before delinquent, including all federal, state and local taxes and all other payments required under federal, state or local law.

      6.12 Affirmation of Representations and Warranties. Each request by Borrower for an Advance shall constitute an affirmation on the part of Borrower that the representations and warranties contained herein are true and correct as of the time of such request and that the conditions precedent set forth in
Section 5 hereof have been fully satisfied. All representations and warranties made herein shall survive the execution of this Agreement, all Advances and the execution and delivery of all other documents and instruments in connection with the Loan, so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged.

SECTION 7. AFFIRMATIVE COVENANTS

      So long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged:

      7.1 Payment of Construction Costs. Borrower shall promptly pay for all labor, materials, equipment and fixtures used in connection with the construction of the Improvements and all other costs relating to the Improvements except that Borrower may contest in good faith the validity or amount thereof provided that Borrower shall have furnished to Lender a cash deposit or other appropriate security in an amount and form satisfactory to Lender to protect Lender against the creation of any lien on, or any sale or forfeiture of, any property encumbered by the Security Documents. Upon the final determination of Borrower's contest, Borrower shall promptly pay all sums, if any, determined to be due. Any deposit or security provided by Borrower shall be returned to Borrower upon the final determination of Borrower's contest and the payment by Borrower of the sums, if any, determined to be due.

      7.2 Completion of Improvements. Borrower shall commence construction of the Improvements within a reasonable time (not more than one hundred twenty
(120) days) after the recording of the Deed of Trust, proceed without interruption and promptly complete the Improvements not later than one (1) year from the date of the recording of the Deed of Trust in a good and workmanlike manner according to the Plans and Specifications, free from all liens and encumbrances, and in accordance with all applicable ordinances and statutes, including zoning laws, all covenants and restrictions running with the land, and all regulations and building codes of any governmental or municipal agency having jurisdiction over the Improvements.

      7.3 Broken Priority. Borrower warrants that no labor or material has been or will be furnished for construction of the Improvements until the Deed of Trust has been recorded and the title company has committed to issue the Title Policy; or, if construction has commenced, Borrower shall assure that all necessary indemnification or other agreements are made, in form satisfactory to the title company, so that Lender receives the Title Policy without exception for mechanics' or materialmen's liens, as required herein.

      7.4 Enforcement of Contracts. Borrower shall strictly enforce the contracts for the construction of the Improvements to ensure that the contractors are required to promptly and diligently perform all of their obligations thereunder and in such a manner as to preserve Lender's security in the Real Property and Improvements. No change, amendment or modification shall be made to such contracts without the prior written consent of Lender except changes, amendments or modifications that are to implement changes to the Plans and Specifications permitted hereby.

      7.5 Additional Contractor Lists. Borrower, promptly upon request of Lender from time to time, shall furnish to Lender correct lists of the contractor, all subcontractors, suppliers and materialmen employed or retained in connection with the construction of the Improvements, together with, if required by Lender, copies of each such contract. Each such list shall show the name, address and telephone number of each such person, a general statement of the nature of the work to be done, the labor and materials to be supplied, the names of materialmen if known. and the approximate dollar value of such labor or work with respect to each. Lender shall have the right to telephone or otherwise communicate with the contractor, each subcontractor and materialman to verify the facts disclosed by said list or by any disbursement request, or for any other purpose.

      7.6 No Other Security Interests. No materials, equipment, fixtures or any other part of the Improvements shall be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation into the Improvements.

      7.7 Maintenance of Licenses and Permits. Borrower shall maintain in full force and effect all rights and licenses necessary to carry on its business, and all permits, licenses, consents and approvals necessary for the construction and maintenance of the Improvements. Borrower shall maintain its present existence and shall maintain executive personnel and management at a level of experience and ability equivalent to present personnel and management.

      7.8 Maintenance of Insurance. Borrower shall maintain in full force and effect at all times all insurance coverages required to be provided as a condition of any Advance.

      7.9 Compliance with Loan Documents. Borrower shall make all payments of interest and principal on the Loan and shall keep and comply with all terms, conditions and provisions of the Security Documents.

      7.10 Publicity. After the execution of this Agreement, any and all publicity releases to newspapers of general or limited circulation or trade publications announcing any of the financing by Lender provided for herein shall be issued by or subject to prior approval by Lender. Lender, at its option and at Borrower's expense, may erect a sign upon the Real Property indicating that Lender is the source of the financing of the construction of the Improvements.

      7.11 Notice of Completion. Upon completion of the Improvements, as "completion" is defined in A.R.S. Section 33-993(B), Borrower shall promptly record a "Notice of Completion" pursuant to A.R.S. Section 33-993.

      7.12 Payment of Taxes. Borrower shall pay all of its current obligations before delinquent, including all federal, state and local taxes and all other payments required under federal, state or local law.

      7.13 Books and Records; Access. Borrower shall maintain, in a safe place, proper and accurate books and records relating to its operations and its business affairs. Lender shall have the right from time to time to examine, and to make abstracts from and photocopies of, Borrower's books and records.

      7.14 Financial Reports. Borrower shall maintain a standard, modem system of accounting that reflects the application of generally accepted accounting principles, consistently applied. Borrower shall furnish to Lender or cause to be furnished to Lender the following in form satisfactory to Lender:

            (a) Within ninety (90) days after the close of each fiscal year and within sixty (60) days after the close of each interim quarterly accounting period, financial statements of Borrower, including a balance sheet, statement of income and expenses and statement of cash flows that include the results of the financial operation of the Real Property, all in reasonable detail and prepared according to generally accepted accounting principles, consistently applied. Year end statements shall be audited by an independent certified public accountant and interim statements shall be certified by the chief financial officer of Borrower.

            (b) Within ninety (90) days after the close of each calendar year, personal financial statements of each individual Guarantor in form and level of detail satisfactory to Lender. Annually, when filed, a complete copy, including all Schedules, of the Federal Income Tax Returns for each individual Guarantor.

            (c) When requested by Lender, such further information as Lender may reasonably request relating to any such financial statements and/or the operation of the Real Property and Improvements.

      7.15 Subsequent Actions. Borrower shall immediately inform Lender of any actions, suits or proceedings involving Borrower that could materially and adversely affect the repayment of the Loan, the performance by Borrower under this Agreement, or the financial condition, business or operations of Borrower.

      7.16 Compliance with HUD, FHA or VA. If applicable, Borrower shall obtain or assure compliance with all requirements of any HUD regulations, any FHA or VA loan insurance or loan guaranty commitment or any conventional loan commitment applicable to any individual lots or units included in this development.

      7.17 Further Assurances. Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require in connection with the Loan.

      7.18 Borrower's Funds Account. If at any time or from time to time Lender, in the exercise of its reasonable business judgment, determines that the remaining undisbursed proceeds of the Loan plus the then existing balance of any funds deposited with Lender pursuant to this Paragraph 7.18 (the "Borrower's Funds Account") are insufficient to pay the total cost for the completion of the Improvements, Lender may demand that an amount equal to such deficiency be deposited with Lender to insure such completion and payment. All funds deposited by

Borrower pursuant to this Paragraph 7.18 shall be: (i) held in a non-interest-bearing account selected by Lender in its sole and absolute discretion, and (ii) disbursed by Lender in the manner provided herein for Advances prior to, in conjunction with or after any or all Advances. All funds at any time in the Borrower's funds account are hereby assigned to Lender as additional security for the Loan and all other indebtedness of Borrower arising hereunder.

      7.19 Borrower Notices. Borrower shall promptly give notice in writing to Lender of (i) the occurrence of any Event of Default, (ii) any change in the name of Borrower, and in the case of a reorganization, any change in name, identity or corporate structure, or (iii) any uninsured or partially insured loss through fire, theft, liability or property damage.

      7.20 Cross-Collateralization. At Lender's request, Borrower agrees to provide cross-collateralization for all projects of Borrower then financed by Lender, in form and substance acceptable to Lender.

      7.21 Public Report. Borrower shall provide Lender with a copy of the Arizona State Real Estate Commissioner's Public Report relating to the sale of any individual lots or units included in this development as soon as that report is issued.

      7.22 Notice of Community Facilities District. Borrower shall immediately give notice to Lender of any notification or advice that Borrower may receive from any municipality or other third party of any intent or proposal to include all or any part of the Real Property in a Community Facilities District. Lender shall have the right to file a written objection to the inclusion of all or any part of the Real Property in a Community Facilities District, either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such district.

SECTION 8. NEGATIVE COVENANTS

      So long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged, Borrower shall not, without receiving the prior written consent of Lender:

      8.1 Dissolution or Liquidation. Dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its property, assets or business to any other person, firm or corporation. Notwithstanding the previous sentence, Borrower may merge or consolidate with or into any other entity where the creditworthiness of the resulting entity is at least equal to that of Borrower prior to the merger or consolidation, determined by Lender in its reasonable discretion.

      8.2 Due on Sale or Encumbrance. Except as provided in Section 4, assign, transfer or convey any of its right, title and interest in any property whether real or personal encumbered by the Security Documents; create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on any property encumbered by the Security Documents (other than liens arising from work the cost of which is being properly contested in accordance with the terms hereof); or create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on any other property or assets which it now owns or hereafter acquires except in consideration of the contemporaneous receipt by it of benefits equal or greater in value to the lien created.

      8.3 Changes to Plans and Specifications. Make or permit any material change in the Plans and Specifications. Any requested changes shall be submitted on a form acceptable to Lender and accompanied by a copy of the portion of the Plans and Specifications applicable to the changes. Prior to implementing any change order, Borrower shall deposit with Lender sufficient cash to cover the cost of all change orders that increase the cost of the Improvements. All such funds shall be held by Lender and disbursed in the manner provided herein for the Borrower's Funds Account and are hereby assigned to Lender as additional security for the Loan and all other indebtedness of Borrower arising hereunder.

      8.4 Change in Accounting Period. Change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to generally accepted accounting principles applied on a consistent basis.

      8.5 Inclusion in Community Facilities District. Consent to, or vote in favor of, the inclusion of all or any part of the Real Property in any Community Facilities District formed pursuant to the Community Facilities District Act, A.R.S. Section 48-701, et seq., as amended from time to time.

      8.6 Loan to Value. Permit the unpaid principal balance of the Loan plus all amounts committed and not yet advanced thereunder to exceed eighty percent (80%) of the bulk wholesale value of the Real Property and the Improvements, as if completed, as determined by Lender in its sole and absolute discretion. If for any reason the loan-to-value percentage exceeds said percentage, then Borrower shall upon Lender's demand, immediately reduce the unpaid principal balance of the Loan to reduce the loan-to-value percentage to, at or below said percentage.

      8.7 Junior Encumbrance. Permit a second lien to be placed against the Real Property in a principal amount that exceeds Seven Hundred Thousand And No/100 Dollars ($700,000.00).

SECTION 9. INSPECTION BY LENDER; STOPPAGE OF CONSTRUCTION

      9.1 Entry on Real Property. Lender shall have the right, but not the obligation, to enter at any reasonable times upon the Real Property and Improvements to determine if the construction of the Improvements is in conformity with the Plans and Specifications and all other requirements hereof and to examine and make copies and extracts of any books, records, accounting data and other documents, including without limitation all permits, licenses, consents and approvals of governmental authorities having jurisdiction over Borrower, the Improvements and the contractor and all subcontractors supplying labor and/or materials in connection with the Improvements.

      9.2 No Duty to Inspect. Lender shall have no duty to supervise or inspect any construction or to inspect any books and records; any inspection by Lender shall be for the sole purpose of protecting Lender's security and preserving Lender's rights hereunder. Failure by Lender to inspect any work shall not constitute a waiver of any of Lender's rights hereunder. Inspection not followed by notice of an Event of Default shall not constitute a waiver of any Event of Default then existing. Any inspection by Lender shall not be a representation by Lender that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship, nor shall any inspection by Lender constitute approval of any certification given to Lender or relieve any person making such certification of responsibility therefor.

      9.3 Stoppage of Construction. Upon discovery by Lender of any material deviation from the Plans and Specifications or of defective or unworkmanlike labor or materials being used in the construction of the Improvements, Lender may immediately order stoppage of construction and demand that any unsatisfactory work be replaced and that the condition be corrected, whether or not any unsatisfactory work has already been incorporated into the Improvements. After issuance of such an order in writing, the condition shall be corrected within fifteen (15) days from the date of stoppage by Lender. Lender shall have the right to withhold all further Advances until the condition is corrected and no other work shall be done on the Improvements without the prior written consent of Lender unless, and until, such condition has been fully corrected.

      9.4 Appointment of Agent. Borrower irrevocably appoints, designates, and authorizes Lender as its agent (said agency being coupled with an interest) to file for record any notices of completion or any other notice that Lender deems necessary or desirable to protect its interest hereunder or under the Security Documents. This power of attorney is solely for the benefit and protection of Lender, and its successors and assigns, and Lender shall have no obligation to exercise this power in any event. This power of attorney is a power coupled with an interest and shall be irrevocable so long as any part of the Loan or any indebtedness or obligations of Borrower to Lender arising in connection with the Loan remain unpaid or unperformed.

SECTION 10. WAIVER

      10.1 Waiver. Borrower waives presentment, demand, protest and notices of protest, nonpayment, partial payment and all other notices and formalities except as expressly called for in this Agreement. Borrower consents to and waives notice of: (i) the granting of indulgences or extensions of time of payment, (ii) the taking or releasing of security, and (iii) the addition or release of persons who may be or become primarily or secondarily liable for the Loan or any other indebtedness arising in connection with the Loan, or any part thereof, and all in such manner and at such time as Lender may deem advisable.

      10.2 Delay or Omission. No delay or omission by Lender in exercising any right, power or remedy hereunder, and no indulgence given to Borrower, with respect to any term, condition or provision set forth herein, shall impair any right, power or remedy of Lender under this Agreement, or be construed as a waiver by Lender of, or acquiescence in, any Event of Default. Likewise, no such delay, omission or indulgence by Lender shall be construed as a variation or waiver of any of the terms, conditions or provisions of this Agreement. Any actual waiver by Lender of any Event of Default shall not be a waiver of any other prior or subsequent Event of Default or of the same Event of Default after notice to Borrower demanding strict performance.

SECTION 11. DEFAULT

      11.1 Event of Default. The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Agreement:

            (a) Any failure to pay any principal or interest under the Note when the same shall become due and payable and such failure continues for ten
      (10) days after notice thereof to Borrower, or the failure to pay any other sum due under the Note, this Agreement or any Security Document when the same shall become due and payable and such failure continues for ten
      (10) days after notice thereof to Borrower. No notice, however, shall be required after maturity of the Note.

            (b) Any failure or neglect to perform or observe any of the covenants, conditions or provisions of this Agreement, the Note, any Security Document or any other document or instrument executed or delivered in connection with the Loan (other than a failure or neglect described in one or more of the other provisions of this Paragraph 11.1) and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of thirty (30) days after notice thereof to Borrower.

            (c) Any warranty, representation or statement contained in this Agreement, in the Note or in any Security Document or any other document or instrument executed or delivered in connection with the Loan, or made or furnished to Lender by or on behalf of Borrower, that shall be or shall prove to have been false when made or furnished.

            (d) The filing by Borrower or any guarantor of the Loan (or against Borrower or such guarantor to which Borrower or such guarantor acquiesces or that is not dismissed within forty-five (45) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to Borrower or such guarantor; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Borrower or such guarantor.

            (e) The insolvency of Borrower or any guarantor of the Loan; or the execution by Borrower or such guarantor of an assignment for the benefit of creditors; or the convening by Borrower or such guarantor of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Borrower or such guarantor to pay its debts as they mature; or if Borrower or such guarantor is generally not paying its debts as they mature.

            (f) The admission in writing by Borrower or any guarantor of the Loan that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature.

            (g) The death or incapacity of Borrower or, unless the estate of the guarantor assumes the obligations of any such guarantor within ninety (90) days of said guarantor's death, any guarantor of the Loan, if an individual, or the liquidation, termination or dissolution of Borrower or any such guarantor, if a corporation, limited liability company, partnership or joint venture.

            (h) Any levy or execution upon, or judicial seizure of, any portion of any collateral or security for the Loan.

            (i) Any attachment or garnishment of, or the existence or filing of any lien or encumbrance, other than any lien or encumbrance permitted by this Agreement or the Deed of Trust, against any portion of any collateral or security for the Loan, that is not removed or released within fifteen
      (15) days after its creation.

            (j) The institution of any legal action or proceedings to enforce any lien or encumbrance upon any portion of any collateral or security for the Loan, that is not dismissed within fifteen (15) days after its institution.

            (k) The occurrence of any event of default under the Note, any of the Security Documents or any other document or instrument executed or delivered in connection with the Loan and the expiration of any applicable notice and cure period.

            (l) The occurrence of any event of default under any document or instrument given by Borrower, by any entity owned by Borrower or, if Borrower is a corporation, limited liability company, partnership or trust, by any entity owned by the same persons or entities that own Borrower, in connection with any other indebtedness or obligation of Borrower or such entity to Lender.

            (m) The occurrence of any adverse change in the financial condition of Borrower that Lender, in its reasonable discretion, deems material, or if Lender in good faith shall believe that the prospect of payment or performance of the Loan is impaired.

            (n) Failure to record a final plat satisfactory to Lender, legally subdividing the Real Property into not less than 56 lots within one hundred twenty (120) days of the Closing Date.

      11.2 Remedies. Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Lender may do one or more of the following:

            (a) Cease making Advances and declare the Loan and all other indebtedness of Borrower hereunder immediately due and payable, without notice or demand;

            (b) Proceed to protect and enforce its rights and remedies under this Agreement, the Note, and all Security Documents;

            (c) Take over and complete construction of the Improvements by or through any agent, contractor or subcontractor of its selection, and make Advances in payment of the costs, expenses, fees, attorneys' fees and other charges incurred in connection with such taking over and completion, together with reasonable allowances for supervision; and

            (d) Avail itself of any other relief to which Lender may be legally or equitably entitled.

      11.3 Enforcement Costs. Borrower shall pay all costs and expenses, including without limitation costs of title searches and title policy commitments, Uniform Commercial Code searches, court costs and reasonable in-house and outside attorneys' fees, incurred by Lender in enforcing payment and performance of the Loan and the other indebtedness and obligations of Borrower hereunder or in exercising the rights and remedies of Lender hereunder. All such costs and expenses shall be secured by all Security Documents. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender.

  SECTION 12.            ACTION UPON AGREEMENT

           12.1 No Third Parry Beneficiaries. This Agreement is made for the sole protection and benefit of the parties hereto and no other person or organization shall have any right of action hereon.

           12.2 Integration. This Agreement embodies the entire Agreement of the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements expressed or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein. Borrower acknowledges that the execution and delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives.

           12.3 Modifications. No promise, representation, warranty or agreement made subsequent to the execution and delivery of this Agreement by either party hereto, and no revocation, partial or otherwise, or change, amendment or addition to, or alteration or modification of, this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

           12.4 No Joint Venture. Lender and Borrower each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Borrower and Lender for any purpose or in any respect.

  SECTION 13.            GENERAL

           13.1 Survival. This Agreement shall survive the making of the Loan and shall continue so long as any part of the Loan, or any extension or renewal thereof, remains outstanding.

           13.2 Discretionary Rights. All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including reasonable attorneys' fees, shall be secured by the Security Documents, shall bear interest at the highest rate payable on the Loan until paid, and shall be due and payable by Borrower to Lender immediately without demand.

         13.3 Indemnity. Borrower shall indemnify and hold Lender harmless from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to attorneys' fees and expenses, arising out of any matter relating, directly or indirectly, to the Loan, to the ownership, development, construction, or sale of the Real Property and Improvements, whether resulting from internal disputes of Borrower, disputes between Borrower and any guarantor, or whether involving other third persons or entities, or out of any other matter whatsoever related to this Agreement, the Security Documents, or any property encumbered thereby, but excluding any claim or liability which arises as the direct result of the gross negligence or willful misconduct of Lender. This indemnity provision shall continue in full force and effect and shall survive not only the making of the Loan and the Advances but shall also survive the repayment of the Loan and the performance of all of Borrower's other obligations hereunder.

         13.4 Joint and Several. If Borrower consists of more than one person or entity their liability shall be joint and several. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

           13.5 Time of Essence. Time is expressly made of the essence of this Agreement.

         13.6 Notices. All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, twenty-four (24) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Agreement or such other address as that party, from time to time, may specify by notice to the other parties.

         13.7 Payment of Costs. Borrower shall pay all costs and expenses arising from the preparation of this Agreement, the closing of the Loan, the making of Advances and the monitoring and administration of the Loan, including but not limited to title insurance premiums, other title company charges, recording and filing fees, costs of Uniform Commercial Code searches, Lender's in-house and outside attorneys' fees, Lender's processing and closing fees, Lender's inspection fees, appraisal and appraisal review fees, any intangible or recording taxes and any other charges that may be imposed on Lender as a direct result of this transaction.

         13.8 Choice of Law. This Agreement shall be governed by and construed according to the laws of the State of Arizona, without giving effect to conflict of laws principles.

         13.9 Successors. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

           13.10 Headings. The headings or captions of sections and paragraphs in this Agreement are for reference only, do not define or limit the provisions of such sections or paragraphs, and shall not affect the interpretation of this Agreement.

           13.11 Participations. Lender, at any time, shall have the right to sell, assign, transfer, negotiate or grant participation interests in the Loan and in any documents and instruments executed in connection herewith. Borrower hereby acknowledges and agrees that any such disposition shall give rise to a direct obligation of Borrower to each such assignee or participant. Lender is authorized to furnish to any participant or prospective participant any information or document that Lender may have or obtain regarding the Loan, Borrower or any guarantor of the Loan.

        IN WITNESS WHEREOF, these presents are executed as of the date first indicated above.

                                    MONTEREY MANAGEMENT, INC., an Arizona
                                    corporation, dba MONTEREY HOMES



                                    By: /s/ Stephen J. Hilton
                                       ----------------------------------------
                                    Name: Stephen J. Hilton
                                         --------------------------------------
                                    Title: Secretary
                                          -------------------------------------
                                                                        BORROWER


                                    BANK ONE, ARIZONA, NA, a national banking association



                                    By: /s/ Gregory M. Gilbreath
                                       ----------------------------------------
                                    Name: Gregory M. Gilbreath
                                         --------------------------------------
                                    Title: Vice President
                                          -------------------------------------
                                                                          LENDER

                                  SCHEDULE "A"

Legal Description

All that real property situate in the County of Maricopa, State of Arizona, more particularly described as follows:

  PARCEL NO. 1:

  The West half of the Southwest quarter of the Southeast quarter of the Northwest quarter of Section 11, Township 2 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.

  EXCEPT the South 33 feet thereof.

  PARCEL NO. 2:

  The West half of the Northwest quarter of the Southeast quarter of the Northwest quarter of Section 11, Township 2 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.

  PARCEL NO. 3:

  The East half of the Northwest quarter of the Southeast quarter of the Northwest quarter of Section 11, Township 2 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.

  PARCEL NO. 4:

  The South 290 feet of the East half of the Southwest quarter of the Southeast quarter of the Northwest quarter of Section 11, Township 2 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;

  EXCEPT the South 40 feet thereof; and

  EXCEPT the East 20 feet thereof.

  PARCEL NO. 5:

  The North 300 feet of the East half of the Southwest quarter of the Southeast quarter of the Northwest quarter of Section 11, Township 2 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.

  PARCEL NO. 6:

  Being a portion of the Southeast quarter of the Northwest quarter of Section 11, Township 2 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, being more particularly described as follows: